UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2017, Robert C. Goeltz II, Chief Financial Officer of CytomX Therapeutics, Inc. (the “Company”) and the Company agreed on the terms of his resignation from his position, effective May 15, 2017, as Mr. Goeltz has decided to leave the company to pursue new opportunities. On May 15, 2017, the Company entered into a Separation Agreement with Mr. Goeltz (the “Separation Agreement”) that provides (1) a cash payment equal to twelve months of his base salary, (2) up to twelve months of reimbursement for continuation healthcare, (3) a cash payment equal to his 2017 target bonus pro-rated to May 15, 2017 and (4) the extension of the exercise period for Mr. Goeltz’s options to January 31, 2019. The Separation Agreement also includes a general release of claims against the Company.

The foregoing descriptions of the Separation Agreement are qualified in their entirety by reference to the full text of the Separation Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending June 30, 2017.

On May 15, 2017, the Board of Directors (the “Board”) of the Company promoted Debanjan Ray to serve as Chief Financial Officer of the Company, effective that day. In this role, Mr. Ray will also be the Company’s Principal Financial and Accounting Officer. He will also serve as the Head of Corporate Development. Mr. Ray, 39, has served as Senior Vice President of Corporate Development and Strategy of the Company since August 2015. Prior to that, Mr. Ray served as Vice President, Business Development and Alliance Management at the Company since July 2013. Mr. Ray joined the Company in 2011 as Senior Director of Business Development. Prior to joining the Company, Mr. Ray held positions as the vice president of business development at Itero Biopharmaceuticals. Prior to Itero, Mr. Ray was as associate director of business development at Portola Pharmaceuticals and an associate in the life sciences venture practice at J.P. Morgan Partners. He also served as a business analyst in the healthcare practice at McKinsey & Company. Mr. Ray holds a dual B.S. in chemical engineering and biology from the Massachusetts Institute of Technology and an M.B.A. from The Wharton School, University of Pennsylvania.

In connection with Mr. Ray’s promotion, the Board also approved, effective May 15, 2017, an increase in his (1) annual base salary to $375,000 and (2) discretionary annual bonus target to 40% of his base salary, with the payment amount based upon performance as determined by the Company. On May 13, 2017, Mr. Ray also received an option under the Company’s 2015 Equity Incentive Plan to purchase 30,000 shares of the Company’s common stock with an exercise price of $14.62, the closing price of the Company’s common stock on May 12, 2017, which will vest monthly in 48 substantially equal monthly installments starting on May 15, 2017, in each case, subject to Mr. Ray’s continued service to the Company through each applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2017	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Cynthia J. Ladd
Cynthia J. Ladd
Senior Vice President and General Counsel